UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2010

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective May 14, 2010, the Board of Directors of IRIS International, Inc. (the “Company”) approved certain amendments to the employment agreements of the Company’s executive officers. The Company plans to enter into the amendments as described herein with each such executive officer in the near future.

The amendment to the employment agreement of César M. García, Chief Executive Officer of the Company, provides that Mr. García shall be entitled to receive severance benefits if his employment is terminated by the Company without cause or by Mr. García for good reason at any time within 3 months prior to and 24 months following a change of control. These severance benefits consist of (i) an amount equal to 2 times the sum of his then current annual base salary and his average bonus over the prior two fiscal year period, (ii) continuation of health and welfare benefits for a period of 24 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

The amendments to each other executive officer’s employment agreement other than Mr. García (currently Robert Mello, Thomas Warekois, Jon Yi, and Thomas Adams) provide that such executive officer shall be entitled to receive severance benefits if his employment is terminated by the Company without cause or by the executive for good reason at any time within 3 months prior to and 18 months following a change of control. These severance benefits consist of (i) an amount equal to 1.5 times the sum of his then current annual base salary and his average bonus over the prior two fiscal year period, (ii) continuation of health and welfare benefits for a period of 18 months following termination of employment, and (iii) acceleration of 100% of all unvested stock options, restricted stock, restricted stock units and all other equity compensation awards.

For purposes of determining if and when severance payments are payable to the Company’s executive officers, the amendments provide that a “change in control” will mean (i) the dissolution or liquidation of the Company, (ii) approval by the stockholders of the Company of any sale, lease, exchange or other transfer (in one or a series of transactions) of all or substantially all of the assets of the Company, (iii) approval by the stockholders of the Company of any merger or consolidation of the Company in which the holders of voting stock of the Company immediately before the merger or consolidation will not own thirty five percent (35%) or more of the voting stock of the continuing or surviving corporation immediately after such merger or consolidation; or (iv) a change of fifty percent (50%) (rounded to the next whole person) in the membership of the Company’s Board of Directors within a twelve (12)-month period, unless the election or nomination for election by stockholders of each new director within such period was approved by the vote of a majority of the directors then still in office who were in office at the beginning of the twelve (12)-month period.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2010, we held our 2010 annual meeting of stockholders in Chatsworth, California. At the annual meeting, there were 18,147,498 shares entitled to vote, and 16,070,883 shares (88.55%) were represented at the meeting in person or by proxy. Immediately following the meeting, our board of directors was comprised of Thomas H. Adams, Ph.D., Steven M. Besbeck, César M. García, Beth Y. Karlan, M.D., Michael D. Matte, Richard G. Nadeau, Ph.D., Rick Timmins, Edward F. Voboril, and Stephen E. Wasserman. The following summarizes vote results for those matters submitted to our stockholders for action at the Annual Meeting:

2

1. Proposal to elect Thomas H. Adams, Ph.D., Steven M. Besbeck, César M. García, Beth Y. Karlan, M.D., Michael D. Matte, Richard G. Nadeau, Ph.D., Rick Timmins, Edward F. Voboril, and Stephen E. Wasserman as directors to hold office until the 2011 annual meeting or until their successors are elected and qualified.

Name	For	Withhold
Thomas H. Adams, Ph.D.	11,810,105	480,292
Steven M. Besbeck	11,579,997	710,400
César M. García	11,020,966	1,269,431
Beth Y. Karlan, M.D.	12,158,023	132,374
Michael D. Matte	11,209,921	1,080,476
Richard G. Nadeau, Ph.D.	10,983,413	1,306,984
Rick Timmins	12,071,426	218,971
Edward F. Voboril	11,953,522	336,875
Stephen E. Wasserman	11,154,600	1,135,797

2. Proposal to ratify the appointment of the accounting firm of BDO Seidman, LLP as independent auditors of the Company for the fiscal year ending December 31, 2010.

For	Against	Abstained
15,295,982	768,409	6,492

A press release, announcing the voting results and other matters discussed at the 2010 annual stockholders meeting, was published by the Company on May 18, 2010, is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01—Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated May 18, 2010, published by IRIS International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: May 20, 2010	By:	/s/ César M. García
César M. García
President and Chief Executive Officer